UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 4, 2016, the Board of Directors of Willis Towers Watson appointed Susan D. Davies to the roles of the company’s controller and principal accounting officer for the company, effective February 4, 2016.

Ms. Davies (age 47) previously served as the controller and principal accounting officer for Towers Watson & Co. from November 13, 2015 to January 4, 2016, and before that she was Global Director of Internal Audit for Towers Watson since March 2010. Ms. Davies previously held the same position in an interim capacity for Watson Wyatt and Towers Watson from October 2009 through March 2010.  Prior to that, Ms. Davies served as the Director of Internal Audit for the Americas for Watson Wyatt from November 2007 to October 2009.  Prior to joining Watson Wyatt, Ms. Davies served in various roles with PricewaterhouseCoopers from 1997 to 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Registrant)

Date: February 8, 2016	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Deputy Corporate Secretary

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